Exhibit 21

                 SUBSIDIARIES OF INTELLIGENT ELECTRONICS, INC.


       The following is a list of the Company's subsidiaries.


       Intelligent Advanced Systems, Inc., a Delaware corporation

       Intelligent Distribution Services, Inc., a Delaware corporation

       Intellinet, Ltd., a Pennsylvania corporation

       Intelligent Express, Inc., a Pennsylvania corporation

       Intelligent SP, Inc., a Colorado corporation

       RND, Inc., a Colorado corporation

       Missing Link Communications, Inc., a Colorado corporation

       Intelligent Systems Group, Inc., a Colorado corporation

       Intelevest Holdings, Inc., a Delaware corporation

       IntelliCom Solutions, Inc., A Pennsylvania corporation

       CS Computers, Inc.,  a Colorado corporation

       CS Computers of California, Inc., a California corporation

       XLConnect Solutions, Inc., a Pennsylvania corporation

       The Future Now, Inc., an Ohio corporation

       The Future Now, Inc. of Arkansas, an Arkansas corporation

       The Future Now, Inc. of Delaware, a Delaware corporation

       The Future Now, Inc. of Massachusetts, a Massachusetts corporation

       The Future Now, Inc. of Texas, a Texas corporation

       Entre Computer Centers of New York, Inc., a New York corporation

       Entre Computer Centers of Virginia, Inc., a Virginia corporation

       Monterey-Waldec, Inc., a Pennsylvania corporation

       Premium Computer Corporate Center, Inc., a California corporation